                           ASSET PURCHASE AGREEMENT


                                 By and Among


                         SkyLynx Communications, Inc.
                            a Colorado corporation

                                      and

                  SkyLynx Communications of California, Inc.
                            a Delaware corporation

                                      and

                                Net Asset, LLC
                    a California limited liability company

                                      and

    RhinoTrax, Inc., James H. Utley, James O. Burke, William L. Schaefer,
                                     and
                                Daniel W. Frey,
                           Members of Net Asset, LLC

                                      and
                                 Philip Tarazi


                          Dated as of April 23, 1999

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
                               TABLE OF CONTENTS
                                                                   Page
                                                                   ----
ARTICLE I   PURCHASE OF ASSETS                                       2
1.1    Purchase and Sale of Assets                                   2
1.2    Excluded Assets                                               4
1.3    Assumption of Obligations and Liabilities                     4
1.4    Purchase Price                                                5
1.5    Holdback Account                                              6
1.6    Additional Deposit                                            6

ARTICLE II  CLOSING                                                  6
2.1    Date and Time of Closing                                      6
2.2    Payment of Taxes and Other Charges                            6
2.3    Notices of Sale                                               7

ARTICLE III REPRESENTATIONS AND WARRANTIES                           7
3.1    Representations and Warranties of the Seller and Members      7
3.2    Representations and Warranties of Purchaser and SkyLynx      19
3.3    Survival of Representations and Warranties                   20

ARTICLE IV  COVENANTS                                               20
4.1    Covenants of the Seller, Members, and Tarazi                 20
4.2    Covenants of Purchaser and SkyLynx                           24
4.3    Governmental Filings and Consents                            25
4.4    Purchaser's and SkyLynx's Right to Investigate               25

ARTICLE V   CONDITIONS                                              26
5.1    Conditions to Obligations of Purchaser and SkyLynx           26
5.2    Conditions to Obligations of the Seller and Members          28

ARTICLE VI  INDEMNIFICATION AND CLAIMS                              30
6.1    Indemnification by the Seller and Members                    30
6.2    Claims Against the Indemnified Party                         31
6.3    Right of Offset                                              31
6.4    Indemnification by Purchaser and SkyLynx                     31
6.5    Claims Against the Seller and Members                        32
6.6    Disclosure Generally                                         33
6.7    Assumption of Specific Liabilities                           33

ARTICLE VII TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT   33
7.1    Termination by Mutual Agreement                              33
7.2    Termination for Failure to Close                             33
7.3    Termination by Operation of Law                              33
7.4    Termination for Failure to Perform Covenants or Conditions   33
7.5    Effect of Termination or Default; Remedies                   34
7.6    Remedies; Specific Performance                               34

ARTICLE VIII  MISCELLANEOUS                                         34
8.1    Fees and Expenses                                            34
8.2    Modification, Amendments and Waiver                          34
8.3    Assignment                                                   34
8.4    Burden and Benefit                                           35
8.5    Brokers                                                      35
8.6    Entire Agreement                                             35
8.7    Governing Law                                                35
8.8    Notices                                                      35
8.9    Counterparts                                                 37
8.10   Rights Cumulative                                            37
8.11   Severability of Provisions                                   37
8.12   Headings                                                     37
8.13   Survival                                                     38
8.14   Guarantee                                                    38
8.15   Announcements                                                38
8.16   Further Assurances                                           38

ARTICLE IX  DEFINED TERMS                                           38
9.1    Defined Terms                                                38
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
                        LIST OF EXHIBITS AND SCHEDULES
                                      TO
                           ASSET PURCHASE AGREEMENT

EXHIBITS:
--------
Exhibit 5.1(b):     Form of Opinion of Counsel to Seller
Exhibit 5.1(i):     Form of Non-Competition  Agreement
Exhibit 5.1(j):     Form of Assignment
Exhibit 5.2(b):     Forms of Opinions of Counsel to Purchaser

SCHEDULES:
---------
Schedule 1.1(a):    Fixed Assets
Schedule 1.1(b):    Real Property Interests
Schedule 1.1(c):    Equipment Leases
Schedule 1.1(d):    Customer Accounts and Related Documents
Schedule 1.1(e):    Assumed Contracts
Schedule 1.1(h):    Operating Rights
Schedule 1.1(p):    RhinoTrax Leases
Schedule 1.1(q):    Current Balance Sheet
Schedule 1.2:       Excluded Assets
Schedule 1.3(a):    Assumed Payables
Schedule 1.4(d):    Obligations of Seller to be paid from Closing
Schedule 3.1(c):    Financial Statements
Schedule 3.1(d):    Title
Schedule 3.1(e):    Defaults; Accounts Payable Aging
Schedule 3.1(f):    Condition of Purchased Assets
Schedule 3.1(i)     Certain Liabilities
Schedule 3.1(j):    Certain Changes or Events
Schedule 3.1(k):    Agreements
Schedule 3.1(l):    Non-Contravention; Consents
Schedule 3.1(n):    Insurance
Schedule 3.1(r):    Employee Benefit Plans
Schedule 3.1(w):    Transactions with Affiliates
Schedule 3.2(d):    NST Litigation
Schedule 4.1(g)     Allocation of Purchase Price
Schedule 8.8:       Members

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of this 23rd day of April, 1999, by and among SkyLynx Communications, Inc., a Colorado corporation ("SkyLynx"), SkyLynx Communications of California, Inc., a Delaware corporation (the "Purchaser"), Net Asset, LLC, a California limited liability company (the "Seller"), and RhinoTrax, Inc., a California corporation ("RhinoTrax"), James H. Utley ("Utley"), James O. Burke, William
L. Schaefer, and Daniel W. Frey (collectively, "Members"), and Philip Tarazi ("Tarazi"):

                                  WITNESSETH:

     WHEREAS, the Seller is engaged in the internet service provider business, which shall mean the Seller's business involving the provision of internet service by dedicated lines, web-site design and hosting, network design and administration, internet e-mail, and billing and collection services related thereto (collectively, the "Internet Services Business"); and

     WHEREAS, the Seller desires to sell, assign, transfer and convey to the Purchaser, pursuant to the terms and subject to the conditions set forth in this Agreement, all of the assets, properties and rights of the Seller relating to the Internet Services Business (as set forth more fully in Section
1.1 below, the "Purchased Assets"); and
     WHEREAS, the Purchaser desires to purchase, obtain and acquire from the Seller, pursuant to the terms and subject to the conditions set forth in this Agreement, all of the Seller's right, title and interest in and to the Purchased Assets; and

     WHEREAS, except as otherwise expressly set forth herein, the Purchaser shall not assume any of the liabilities of the Seller; and

     WHEREAS, RhinoTrax, Utley, James O. Burke, William L. Schaefer, and Daniel W. Frey are the sole members of the Seller;

     WHEREAS, Tarazi is the President and Chief Executive Officer of RhinoTrax; and

     WHEREAS, SkyLynx is the sole shareholder of the Purchaser;

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                              PURCHASE OF ASSETS

     1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined in Section 2.1), the Seller hereby agrees to sell, assign, transfer and convey to the Purchaser (or cause, subject to Section 2.3, to assign to the Purchaser in the case of the RhinoTrax Leases (as defined in Section 1.1(p) below)) and the Purchaser hereby agrees to purchase, obtain and acquire from the Seller (and RhinoTrax in the case of the RhinoTrax Leases), all of the Seller's (or RhinoTrax's, in the case of the RhinoTrax Leases) right, title and interest in and to the "Purchased Assets" (as defined below), free and clear of any and all claims, rights, liens and/or encumbrances (except as otherwise expressly provided in this Agreement). The Purchased Assets shall mean all of Seller's (or RhinoTrax's in the case of RhinoTrax Leases) right, title, and interest in and to the following assets, properties, and contractual rights, wherever located, subject to the exceptions hereinafter set forth:

          (a) all machinery, leasehold improvements, construction in progress, furniture and fixtures, computer equipment and monitors, routers, servers, computer software, communications equipment, and any other fixed assets owned by Seller and used in the operations of the Internet Services Business, including, without limitation, the fixed assets listed on Schedule 1.1(a) attached hereto and made a part hereof (the "Equipment");

          (b) all real property interests (whether owned or leased) used or for use in the Internet Services Business (the "Real Property"), that are specifically described on Schedule 1.1(b) attached hereto and made a part hereof;

          (c) all of the Seller's interests and rights and benefits under any leases of machinery, vehicles, equipment, tools, furniture, fixtures or other fixed assets relating to the Internet Services Business and listed on Schedule 1.1(c);

          (d) all contractual rights of the Seller with Seller's customers (whether oral or in writing, and including without limitation all ISP Service Agreements and Customer Agreements to which Seller is a party, all customer deposits, if any, accounts receivable relating to services prior to the Closing (the "Accounts Receivable")), relating to the conduct of the Internet Services Business and all other rights to provide services to customers of Seller (the "Customer Accounts"), pricing and cost information, business and marketing proposals, and all commitments, lists, leases, permits, licenses, consents, approvals, franchises and other documents and instruments relating to the Customer Accounts (the "Related Documents"); a complete and accurate list of the Customer Accounts and the Related Documents is set forth on
Schedule 1.1(d), attached hereto and made a part hereof, and true and complete copies of all Customer Accounts (or descriptions of unwritten arrangements) and Related Documents in printed or in electronic format shall be delivered to the Purchaser simultaneously with the Closing;

          (e) the contracts and other agreements to which Seller is a party listed on Schedule 1.1(e) (the "Assumed Contracts");

          (f) all of Seller's inventory of parts, supplies and accessories of every kind, nature and description used or for use in connection with the Internet Services Business (the "Parts Inventory");

          (g) all proprietary rights of Seller, including, without limitation, all right, title and interest of Seller in and to all trade secrets, slogans, processes, rights, symbols, trademarks, service marks, copyrights, logos, domain names, ASNs, and trade names used in the Internet Services Business;

          (h) all permits, licenses, CIDR blocks of IP addresses, franchises, consents and other approvals and operating rights relating to the Internet Services Business that are assignable or transferable (except to the extent expressly included in the Excluded Assets listed below), which are more completely described and set forth on Schedule 1.1(h), attached hereto and made a part hereof;

          (i) all right, title and interest of Seller in and to all telephone and telecopier numbers used by Seller in the conduct of the Internet Services Business;

          (j) all of Seller's right, title and interest in and to the name "Net Asset," and any other names used in connection with the Internet Services Business and the rights to use such names (the "Business Names");

          (k) all manual and automated routing and billing information and components thereof, including, without limitation, all routing and billing computer software and programs containing any customer information;

          (l) all operating data and records of Seller, including, without limitation, all of Seller's existing documents, files and other material related to all current or past customers of the Internet Services Business, financial, accounting and credit records, correspondence, budgets and other similar documents and records;

          (m)  all of the good will of the Internet Service Business;

          (n)  [INTENTIONALLY OMITTED];

          (o) all patents, trademarks, service marks, copyrights, inventions, discoveries, know-how, trade secrets, confidential information, technical information, data, process technology, plans, drawings and blueprints owned, used or licensed by Seller relating to the Internet Services Business;

          (p) all of the Seller's right, title, and interest in and to certain equipment leased by RhinoTrax (the "RhinoTrax Leases") as more specifically described in Schedule 1.1(p) and the rights of RhinoTrax pursuant to and under the RhinoTrax Leases; and

          (q) all other (except to the extent expressly included in the Excluded Assets as defined in Section 1.2 below) tangible and intangible assets used in the Internet Services Business, including those set forth on Seller's balance sheet dated as of March 31, 1999 (the "Current Balance Sheet"), a copy of which is attached as Schedule 1.1(q) hereto.

     1.2 EXCLUDED ASSETS. The Purchaser will not purchase, take an assignment of or assume any of the following ("Excluded Assets"):

          (a) The corporate charter, qualifications to conduct business as a foreign limited liability company, arrangements with registered agents relating to foreign limited liability companies, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documentation relating to the organization, maintenance and existence of the Seller as a limited liability company and Seller's business interests other than the Internet Services Business;

          (b)  All insurance policies of Seller;

          (c)  All employee benefit plans of Seller;

          (d) All employment agreements, express or implied, between Seller and its employees; and

          (e)  All assets listed on Schedule 1.2.

     1.3 ASSUMPTION OF OBLIGATIONS AND LIABILITIES. The Purchaser shall assume the following obligations and liabilities of the Seller:

          (a) all accounts payable (up to an aggregate of Seventy-Five Thousand Dollars ($75,000)) that are associated with the conduct and operations of the Internet Services Business and that are 30 days or less past the applicable due date as of the date hereof (the "Assumed Payables") including but not limited to the payables listed on Schedule 1.3(a) which payables the Purchaser shall pay at Closing; and

          (b) obligations to provide service to customers listed on Schedule 1.1(d) after Closing and any other parties becoming customers of Seller from April 23, 1999 through Closing; and

          (c) all other obligations and liabilities incurred or arising after the Closing (namely, relating to the period after the Closing) pursuant to those agreements, contracts, and leases that are expressly assumed by Purchaser under Section 1.1 above.

     The obligations and liabilities assumed by the Purchaser pursuant to the foregoing are hereinafter referred to as the "Assumed Liabilities." Except for the Assumed Liabilities, the Purchaser does not assume, agree to perform or discharge, or indemnify the Seller against or otherwise have any responsibility for any other liabilities or obligations of the Seller whatsoever, fixed or contingent, whether arising prior to, on or after the Closing Date. All other liabilities and obligations of the Seller which are not assumed by the Purchaser hereunder are hereinafter referred to collectively as the "Excluded Liabilities."

     1.4 PURCHASE PRICE. In consideration of and in exchange for the Seller's sale, assignment, transfer and conveyance of all of the Purchased Assets, the Purchaser hereby agrees to pay the Seller at the Closing the sum of One Million One Hundred Seventy Five Thousand Dollars ($1,175,000) as follows:

          (a) application to the Purchase Price of the Thirty Five Thousand Dollars ($35,000) previously deposited by Purchaser with the Seller pursuant to that certain Letter of Intent (the "LOI") dated February 11, 1999 (the "Initial Deposit");

          (b) application to the Purchase Price of the Additional Deposit (as defined in Section 1.6);

          (c) wire transfer to an account identified by the Seller the sum of Eight Hundred Twenty-One Thousand One Hundred Forty-Nine Dollars and Seven Cents ($821,149.07);

          (d) make payments on behalf of the Seller, in the aggregate amount of Eighty-Eight Thousand Eight Hundred Fifty Dollars and Ninety-Three Cents ($88,850.93) to the vendors of Seller listed in Schedule 1.4, in satisfaction of certain obligations that the Seller has to such vendors;

          (e) retention by the Purchaser of the sum of Fifty Thousand Dollars ($50,000) (the "Goodnet Retention Amount") to satisfy the obligations of Seller to Goodnet pursuant to Section 6.1. The Goodnet Retention Amount shall be retained by Purchaser in a separate interest bearing sub-account (the "Goodnet Retention Account") and shall be released with interest accrued thereon immediately to Seller upon receipt by Purchaser of documentation evidencing full and complete satisfaction by Seller of a claim by Goodnet in the approximate amount of Seventy-Five Thousand Dollars ($75,000), including, a written release of said claim by Goodnet, or, if earlier, a date which is twelve (12) months after the Closing Date; provided, however, that no claim has been made by Goodnet against Purchaser or SkyLynx; and

          (f) retention by the Purchaser of the sum of One Hundred Fifty Thousand Dollars ($150,000) (the "Holdback Amount"). The Holdback Amount shall be retained by Purchaser in a separate interest bearing sub-account (the "Holdback Account"), to release in accordance with Section 1.5 below.

     1.5 HOLDBACK ACCOUNT. In order to secure the Purchaser's rights pursuant to Section 6.1, the funds deposited in the Holdback Account shall be available to satisfy any obligations of the Seller pursuant to such Section, until a date twelve (12) months after the date of Closing (the "Holdback Termination Date"); provided, however, that the Purchaser shall release one-fourth (1/4) of the total Holdback Amount every quarter (such date, a "Release Date") less, on any given Release Date, the amount of any indemnity claims that are outstanding on such Release Date and which have not previously been applied to delay the release of or as an offset against an amount scheduled to be released on a prior Release Date. On the Holdback Termination Date, Purchaser shall release all funds remaining in the Holdback Account to Seller, less the amount of any finally adjudicated claim or any pending claim for indemnification made by Purchaser pursuant and subject to Section 6.1. The procedures for the release of funds from the Holdback Account in satisfaction of indemnification claims made by Purchaser and from the Goodnet Retention Account in satisfaction of claims made by Purchaser in respect of Goodnet, are set forth in Section 6.1(f).

     1.6 ADDITIONAL DEPOSIT. Since the Closing did not occur and the transaction was not terminated on or before March 31, 1999, SkyLynx deposited on April 6, 1999, with Seller for the purposes of this pending transaction an additional sum of Thirty Thousand Dollars ($30,000) (the "Additional Deposit") pursuant to the LOI. Upon Closing, the Initial Deposit and the Additional Deposit shall be applied to the Purchase Price in the manner described in
Section 1.4 above. If the contemplated transaction does not close on or before June 30, 1999, these deposits shall convert into a one year note due June 30, 2000 with a stated interest rate of twelve percent (12%) and shall be secured by the assets of Seller.

                                  ARTICLE II

                                    CLOSING

     2.1 DATE AND TIME OF CLOSING. Subject to satisfaction of the conditions to Closing set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable, but in no event later than April 30, 1999 at 10:00 a.m. at the offices of McDermott, Will & Emery, 2700 Sand Hill Road, Menlo Park, California 94025 or at such other place and time thereafter as shall be mutually agreeable to the parties hereto (the "Closing Date").

     2.2 PAYMENT OF TAXES AND OTHER CHARGES. Seller will be responsible for any application or transfer tax or fees and costs incurred in this transaction. At or prior to the Closing, the Seller shall pay all transfer taxes, stamp taxes, and recording taxes, if any, in connection with the transactions contemplated hereby. The parties will jointly prepare and file any filings evidencing any such taxes, fees, charges, or transfers. Each party hereto represents, warrants and covenants to every other party that it will cooperate with every other party to timely prepare and file such returns and filings. The Purchaser shall be responsible for any sales tax arising out of or in any way related to the transfer by the Seller of the Purchased Assets pursuant hereto. The Seller and Members, as appropriate, shall be responsible for any income taxes or gains taxes arising out of or in any way related to the transfer by the Seller of the Purchased Assets pursuant hereto.

     2.3 NOTICES OF SALE. The Seller shall prepare and mail, with copies to the Purchaser, at or prior to the Closing, such notices to and requests for the consent (where required for the assignment of leases or contracts) of the other party under each of the Assumed Contracts as are necessary or may be reasonably required by the Purchaser, advising such other party that such agreements have been assigned to the Purchaser and directing such other party to send to the Purchaser all future notices and correspondence relating to such Assumed Contracts. The parties will cooperate with one another to try to effect assignment of the agreements to be assigned without the lessor or other third-party requiring an acceleration or buy-out of the remaining payments. Notwithstanding the foregoing, if any such agreement has been designated an Assumed Contract, SkyLynx assumes the risk that acceleration or buyout may be required and will make the accelerated or buy-out payments.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND MEMBERS. The Seller and Members, jointly and severally, and Tarazi represent and warrant to the Purchaser and SkyLynx as follows (it being agreed and understood that Tarazi shall have no personal liability whatsoever in connection with such representations and warranties, except in his capacity as guarantor of obligations of RhinoTrax, pursuant to Section 6.1(e)):

          (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by the Seller. The Seller has taken all necessary limited liability company ("LLC") actions and has all the necessary LLC power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the managers of the Seller on its behalf, and by the Members and Tarazi, and assuming that this Agreement is the valid and binding obligation of the Purchaser and SkyLynx is the valid and binding obligation of the Seller, the Members and Tarazi, respectively, enforceable against them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (b) Organization. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of California. The Seller has the requisite LLC power and authority to own and lease its assets and to carry on its businesses as it is now being conducted and is duly qualified to do business as a foreign entity in each jurisdiction where it conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Seller. The Seller does not own any shares of capital stock or other interest in any other corporation, partnership, association or other entity;

          (c) Financial Statements. Schedule 3.1(c) hereto includes (i) the unaudited balance sheets as at December 31, 1998 and January 31, 1999 (the "Balance Sheets"), and (ii) statements of income (loss) for the fiscal year ended December 31, 1998 and the month ended January 31, 1999, for the Internet Services Business (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of the Internet Services Business as of the respective dates indicated and the revenues and expenses of the Internet Services Business for the respective periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis;

          (d) Title. Except as set forth on Schedule 3.1(d) hereof, the Seller has good and marketable title to all of the Purchased Assets, including without limitation the assets reflected on the Balance Sheets or purchased by the Seller after the date thereof, except supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date thereof. The Purchased Assets, including without limitation certain of the assets reflected on the Balance Sheets or purchased by the Seller after the date thereof, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (i) as specifically stated in the Financial Statements (including the notes thereto); (ii) for liens for taxes or assessments not yet due and payable or which are being contested by the Seller in good faith; (iii) for minor liens (which are not, individually or in the aggregate, material, in that they cover less than Ten Thousand Dollars ($10,000) in the aggregate of the Purchased Assets) imposed by law for sums not yet due or which are being contested by the Seller in good faith; and
(iv) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the Purchased Assets or which do not impair the Internet Services Business in any material respect or affect the present use or utility of the Purchased Assets in any material respect, all of which have been identified, to the extent known to Seller, on Schedule 3.1(d) hereof;

          (e) Validity; Enforceability; No Conflict. All documents and agreements pursuant to which the Seller has obtained the right to use any Purchased Assets, and all of the documents, instruments and other materials delivered or executed pursuant to Section 2.2 of this Agreement, are valid and enforceable in all respects against the parties thereto in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All permits related to the location or operation of the Internet Services Business are in good standing and are valid and enforceable in all respects against the Seller in accordance with their respective terms. Other than late or overdue payments owed and reflected on Schedule 3.1(e) as of the date set forth thereupon, there is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Seller or, to the best knowledge of Seller, arising through any third party which could:
(i) have a material adverse effect on the Internet Services Business or the Purchased Assets; or the operations, earnings, or condition (financial or otherwise) of the Seller; or (ii) materially adversely affect its title to the Purchased Assets. The Seller is not in violation of and has complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Purchased Assets, except where the failure to comply would not have a material adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller. The Seller's use of any improvements for the purposes for which any of the Purchased Assets are being used as of the date hereof does not violate in any material respect any such code, statute, regulation, ordinance, notice or order;

          (f) Condition of Purchased Assets. Except as set forth on Schedule 3.1(f), all of the Purchased Assets (whether owned or leased by the Seller) are in good operating condition and repair, subject to normal wear and use, and each such item is usable in a manner consistent with current use by the Seller;

          (g) Intellectual Property. Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and Seller has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation. To the best knowledge of Seller, no third party is currently interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any intellectual property rights of Seller;

          (h) Inventory. The Seller maintains inventory only on a transitory basis in connection with equipment sales to customers;

          (i) Absence of Undisclosed Liabilities. Other than as set forth on the Balance Sheets or Schedule 3.1(i), the Seller has not had nor does it have any indebtedness, loss or liability (other than those incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Purchased Assets or the Internet Services Business, or the operations, prospects, earnings or condition (financial or otherwise) of the Seller;

          (j)  Absence of Certain Changes or Events.  Except as set forth on
Schedule 3.1(j) and except as expressly set forth in this Agreement, the Seller has not, since December 31, 1998:

               (i) amended its articles of organization (the "Articles of Organization") or limited liability company agreement;

               (ii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment relating to the Internet Services Business other than in the ordinary course of business of the Seller;

               (iii) entered into any material transaction relating to the Internet Services Business inconsistent with the past practices of the Internet Services Business or conducted the Internet Services Business inconsistent with its past practices;

               (iv) incurred any damage, destruction or any other loss to any of the Purchased Assets in an aggregate amount exceeding Five Thousand Dollars ($5,000) whether or not covered by insurance;

               (v) suffered any loss relating to the Internet Services Business or the Purchased Assets and the Seller has not become aware of any intention on the part of any customer, responsible for more than Two Hundred Fifty Dollars ($250) per month recurring revenue, dealer, vendor or supplier to discontinue its current relationship with the Seller, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller;


               (vi) modified, amended or altered any contractual arrangement with any customer, dealer or supplier; the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller;

               (vii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business of the Seller;

               (viii) experienced any material adverse change in the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller or experienced or have knowledge of any event which could have a material adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller;

               (ix) granted, conveyed, transferred, assigned, pledged, hypothecated or made any sale of accounts receivable or any accrual of liabilities outside the ordinary course of the Internet Services Business of the Seller;

               (x) except in the ordinary course of business of the Seller, purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of the Purchased Assets, or any equity security of the Seller;

               (xi) increased the rate of compensation payable or to become payable to the employees of the Seller's Internet Services Business, or increased the amounts paid or payable to such employees under any bonus, insurance or other compensation plan, or made any arrangements therefor with or for any of said employees except for increases consistent with the ordinary course of business or increases resulting from the application of existing formulas under existing agreements or policies relating to employee compensation;

               (xii) changed any accounting principle, procedure or practice followed by the Seller or changed the method of applying such principle, procedure or practice; or

               (xiii) settled any pending litigation for an aggregate amount exceeding Five Thousand Dollars ($5,000).

          (k) Agreements. Set forth on Schedule 3.1(k) hereto is a true, correct and complete list of all material contracts, agreements and other instruments relating to the Internet Services Business, including without limitation, the Assumed Contracts and any others by which any of the Purchased Assets are bound. Copies of all such agreements have heretofore been delivered or made available by the Seller to the Purchaser. Other than as set forth on Schedule 3.1(k), there is no material contract or agreement to which the Seller is a party or which affects the Purchased Assets, or the Assumed Liabilities, or otherwise relating to the Internet Services Business. Except as otherwise previously disclosed to the Purchaser or set forth on the schedules hereto, the Seller is not a party to or bound by, nor are any of the Purchased Assets subject to, any material written or oral agreement relating to the Internet Services Business, including without limitation the following:

               (i) any agreement which has not been entered into or received by the Seller in the ordinary course of business or which is not consistent with the prior practice of the Seller;

               (ii) any agreement which involves the purchase or sale of goods or payment by or to the Seller for services rendered with a value in excess of Five Thousand Dollars ($5,000) which is not cancelable within thirty (30) days of the Closing Date by the Seller upon notice given on or prior to the Closing Date;

               (iii) any agreement for the employment of any partner or employee or former partner or employee (other than, with respect to any employee, agreements which are terminable without liability upon notice of thirty (30) days or less and do not provide for any further payments following such termination) pursuant to which payments may be required to be made at any time following the Closing Date;

               (iv) any mortgage, deed of trust or security agreement or other documentation relating to or establishing a security interest to secure indebtedness for borrowed money;

               (v) any debentures, indentures, notes, installment obligations, or other instruments for or relating to any unsecured borrowing of money by the Seller;

               (vi) any guaranty of any obligation of any person or party for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

               (vii) any agreement or arrangement for the sale or lease of any of the Purchased Assets (other than that which is sold in the ordinary course of business) having a book value in excess of Five Thousand Dollars ($5,000) in the aggregate;

               (viii) any agreement or agreements pursuant to which the Seller is or may be obligated to make any payments, contingent or otherwise, in excess of Five Thousand Dollars ($5,000) in the aggregate, resulting from or arising out of the prior acquisition of any business, or of all or substantially all of the assets of any company or any division thereof;

               (ix) any agreement with any labor union;

               (x) any agreement with any partner or employee of the Seller, the immediate family of any partner or employee of the Seller, or any affiliate of any of the foregoing;

               (xi) any unexpired and enforceable agreements for the disposition of the Purchased Assets; or

               (xii) any other agreement, contract, document or instrument not entered into in the ordinary course of business which is material to the Internet Services Business and not excluded by reason of operation of this or any other provision of this Agreement.

          Except as set forth on Schedule 3.1(k), with respect to the Internet Services Business, the Seller is not, nor to the best knowledge of the Seller, is any third party, in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by the Seller or, to the best knowledge of the Seller, by any third party, under any contract, agreement, document or instrument to which the Seller is a party which is material to the Internet Services Business. Each contract, agreement, document or instrument to which the Seller is a party which is material to the Internet Services Business is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (l) Non-Contravention; Consents. Except as set forth on Schedule 3.1(l), neither the execution and delivery of this Agreement by the Seller or Members or Tarazi, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the Articles of Organization or limited liability company agreement of the Seller; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the Purchased Assets, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Seller is a party or by which it or any of the Purchased Assets are bound, the effect of which violation, acceleration, creation or imposition could result, in the aggregate, in liability of the Seller in excess of Five Thousand Dollars ($5,000) in connection with its Internet Services Business; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Seller or Members are subject, or by which any of the Assets may be bound, the effect of any of which violation or conflict could result, in the aggregate, in liability of the Seller in excess of Five Thousand Dollars ($5,000) in connection with its Internet Services Business; or (iv) subject to Section 2.3, constitute an event permitting termination by a third party of any agreement to which the Seller is a party or the Purchased Assets are subject including, without limitation, the Assumed Contracts. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required by Seller or Members in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby by the Seller or Members;

          (m) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Seller and no such petition has been pending at any time during the two years prior to the date hereof. There has not been any organizing effort by any union or other group seeking to represent any employees of the Seller as their exclusive bargaining agent at any time since inception of the Seller. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Seller, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since inception of the Seller;

          (n) Insurance. Set forth on Schedule 3.1(n) hereto is a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the Internet Services Business, copies of which have been previously provided or made available to the Purchaser. The coverage under each such policy and binder is in full force and effect. The Seller has no knowledge of nor has it received any notice of cancellation, termination, nonrenewal or disallowance of any claim made by Seller or Members thereunder or with respect thereto. Except as specifically recited on Schedule 3.1(n), each such policy, binder or program providing coverage for the Purchased Assets or the Internet Services Business shall be terminated effective as of the close of business on the Closing Date, unless agreed otherwise by the parties hereto;

          (o) Tax Matters. The Seller is not a member of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (an "Affiliated Group"). Neither the Seller nor the Purchaser will incur any tax liability in connection with the transactions contemplated hereby as a result of the Seller being a member of an Affiliated Group and consummation by the Seller of such transactions does not give rise to the imposition upon any party hereto of any taxes, payments or penalties of any nature whatsoever. The Seller has filed when due and will file if and when due prior to the Closing Date (after giving effect to any extensions granted by the requisite legal or regulatory authority) all returns, reports, elections, estimates, declarations, schedules, forms and other documents ("Tax Returns") relating to taxes required to be filed by the Internal Revenue Code of 1986 or by any applicable federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any taxable period ending prior to or on the Closing Date (the "Pre-Closing Tax Period"). The taxable year of the Seller for federal and state income and business tax purposes ends on December 31 of each year. All taxes shown on any Tax Return required to be filed with respect to the Seller for any Pre-Closing Tax Period have been, or will have been, paid or accrued prior to the Closing. The Seller has fully accrued on its books all taxes not yet due. No tax liens have been filed, and no material claims have been or are being asserted or proposed, against the Seller with respect to any taxes. No deficiencies or claims have been proposed, assessed or claimed (including interest and penalties) against the Seller which have not been paid or accrued, and the Seller has not waived or extended any statute of limitations with respect to the assessment of any taxes, which waiver or extension has not yet expired by its terms. There are no suits, actions, proceedings, claims or investigations now pending against the Seller with respect to any taxes. The Seller has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of all taxes (including, but not limited to, federal income taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes) required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the Seller have timely paid or accrued and reported the same in respect of its employees, consultants, contractors and other payees to the proper tax receiving offices. The Seller does not have any liability for any taxes of any nature whatsoever other than as shown on the Balance Sheets (except for liabilities for taxes accruing after the date of the Balance Sheets in the ordinary course of business) and there is no basis for any additional liabilities for taxes for any Pre-Closing Tax Period. The reserve for accrued but unpaid taxes for the period ending December 31, 1998 includes adequate provision for all taxes which have been assessed or which will be due and payable by the Seller for all Pre-Closing Tax Periods. The Seller has not been, and will not on the Closing Date be, liable for any taxes for which it has not made adequate provision;

     The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including, without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties, or additions attributable thereto;

          (p) Compliance with Applicable Law. The Seller has been and is substantially in compliance with all federal, state, local and foreign laws, statutes, ordinances, rules and regulations, except where the failure to comply with the same would not adversely affect the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller or would subject any owner of the Seller to civil or criminal penalties or imprisonment. The Seller has complied with the rules and regulations of all governmental agencies having authority over the Internet Services Business, except where the failure to comply would not have an adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, prospects, assets or condition (financial or otherwise) of the Seller. Neither the Seller nor any Shareholder has knowledge of or has received any notice of violation of any such rule or regulation which could result in any material liability of the Seller for penalties or damages or which could subject the Seller to any injunction or government writ, order or decree. Copies of any notices in violation of any such rule or regulation which have been received by Seller, even if no such material liability or injunction, writ, order, or decree could result therefrom, have been provided to Purchaser. There are no facts, events or conditions known to Seller that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the Internet Services Business or the Purchased Assets, or the operations, earnings or condition (financial or otherwise) of the Seller, except where the failure to do so would not have a material adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, prospects, assets or condition (financial or otherwise) of the Seller;

          (q) Litigation. There is no action, suit, proceeding or investigation pending against or related to the Seller or Members or Tarazi, nor to the best knowledge of the Seller or Members, threatened, which could restrict the Seller's or Members' or Tarazi's ability to perform their respective obligations hereunder or could have a material adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller. To the best knowledge of Seller, Members, and Tarazi, there are no grounds for, or facts, events or circumstances which could form the basis of, any such action that could cause or result in any such action, suit, proceeding or investigation or which is probable of assertion. Neither the Seller nor any Member nor Tarazi is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller;

          (r) Employee Benefit Plans. Schedule 3.1(r) sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Seller (the "Employees"). Each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). There are no pending or, to the knowledge of the Seller, any Member, or Tarazi, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to the Seller. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed. Each Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) (a "Retirement Plan") and the related trusts have received a determination from the Internal Revenue Service that the Plan is qualified and exempt from federal income tax under Sections 401(a) and 501(a), respectively, of the Code. No person has engaged in a "prohibited transaction" with respect to any Retirement Plan (as that term is defined in Section 4975 of the Code and Section 406 of ERISA), which could subject the Seller to a penalty tax imposed by Section 4975 of the Code. All contributions required to be made to each Retirement Plan have been timely made and no plan has an "accumulated funding deficiency" within the meaning of Section 412 of the Code. No Retirement Plan subject to Title IV of ERISA has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") other than for the payment of premiums, all of which have been paid when due. Other than as contemplated herein, no Retirement Plan subject to Title IV of ERISA has been terminated nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA and the regulations thereunder) that could present a material risk of termination of a Retirement Plan which termination could have a material adverse effect on the Seller. The Seller does not contribute to any multi-employer pension or multi-employer welfare benefit plan (within the meaning of Section 3(37) of ERISA). None of the Employees is now or will become entitled to receive any vacation time, vacation pay, severance pay or other employee benefit for which Purchaser would be obligated;

          (s) Permits. The Seller holds all permits, licenses, orders and approvals (collectively the "Permits") of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Internet Services Business as currently conducted, and operation and maintenance of the Purchased Assets in accordance with their intended use, except where the failure to do so could not have a material adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, assets or condition (financial or otherwise) of the Seller. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination, amendment, or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be adversely affected by consummation of the transactions contemplated by this Agreement. To the best knowledge of the Seller, the Seller has complied with the rules and regulations of all governmental or other regulatory agencies, authorities, bodies, boards, bureaus, commissions, departments or instrumentalities which regulate, supervise or are in any manner concerned with import and export licenses, occupational safety, environmental protection and employment practices relating to the Internet Services Business, except where the failure to do so could not have a material adverse effect on the Internet Services Business or the Purchased Assets, or the operations, earnings, assets or condition (financial or otherwise) of the Seller. The Seller has no knowledge of nor has Seller received any notice of violation of any of such rules or regulations which would result in any liability of the Seller for penalties or damages or which would subject the Seller to any injunction or governmental writ, order or decree;

          (t) Restrictive Covenants. Neither the Seller nor any Member nor Tarazi is a party to any agreement, contract or covenant limiting the freedom of the Seller to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America;

          (u) Unlawful Payments. Neither the Seller, any Member, Tarazi, nor to the best knowledge of Seller, Members, and Tarazi, any agent or representative of the Seller has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Seller, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business;

          (v) Warranties. Except as required by federal or state law, the Seller has not made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers;

          (w) Transactions with Affiliates. Except as set forth on Schedule 3.1(w), there are no loans outstanding pursuant to which the Seller is owed or owes money which involve any stockholder, officer, director, employee or consultant of the Seller. Except as disclosed on Schedule 3.1(w), the Seller is not a party to any other instrument, license, lease or other agreement affecting the Purchased Assets, written or oral, with any stockholder, officer, director, employee or consultant of the Seller;

          (x)  Books and Records.

               (i) The books of account and other financial records of the Internet Services Business and of the Seller are complete and correct and fully and fairly reflect all of their transactions, properties, assets, and liabilities; and

               (ii) The Seller will provide the Purchaser prior to the Closing Date access to all books and records referred to above, and all books and records relating to the Internet Services Business shall be delivered to the Purchaser simultaneous with the Closing.

          (y) Assets Necessary to the Internet Services Business. The Purchased Assets, including the contracts assumed hereunder, constitute all of the assets and agreements necessary to the conduct and operation of the Internet Services Business as currently being conducted;

          (z) Year 2000 Impact. Seller is unaware of any material Y2K problems with respect to its equipment;

          (aa) Subsidiaries. Seller does not presently own of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock, or any other equity interest in any corporation, association or business entity, nor is Seller, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity;

          (bb) Environmental Matters. To the best of each of the Seller's knowledge, Seller has not received any notice (nor would there be any basis for such a notice) from any local, state or federal agency having jurisdiction over the Internet Services Business, Seller's operations, properties, or assets or responsibility for the enforcement of local, state, or federal environmental, health, and safety laws of any violation of any environmental, health and safety laws by Seller, in connection with the assets;

          (cc) Accounts Receivable. All of the Accounts Receivable of Seller are valid and legally binding, represent bona fide transactions, and arose in the ordinary course of business of Seller. To the best of Seller's knowledge, all of such Accounts Receivable posted on or after December 31, 1998, are good and collectible receivables and are collectable in accordance with the terms of such Accounts Receivable, without set-off or counterclaims; provided, however, that to the extent that the Accounts Receivable are not collectable, the allowance for doubtful accounts contained in the Current Balance Sheet is adequate based on Seller's historical experience;

          (dd) Predecessor Status, Etc. There have been no predecessor corporations or LLCs of Seller for the past five (5) years other than RhinoTrax. Seller has not been a subsidiary or division of another corporation;

          (ee) Spin-Off by Seller. Within the preceding two (2) years, there has not been any sale, spin-off or split-up of material assets of Seller or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Seller;

          (ff) Records of Seller. All material LLC actions taken by Seller have been duly authorized or ratified. The accounts, books, ledgers and official and other records of Seller contain no material inaccuracies or discrepancies; and

          (gg) Accuracy of Information Furnished by Seller, the Members and Tarazi. No statement or information contained in this Agreement and the various Schedules attached hereto or in any certificate furnished to Purchaser pursuant hereto, contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading. The Seller, Members, and Tarazi have provided Purchaser with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto. If the Seller, Members, and Tarazi become aware of any fact or circumstance which changes a representation or warranty of Seller, Members, and Tarazi in this Agreement, the party with such knowledge shall promptly give notice of such fact or circumstance to Purchaser. However, such notification shall not relieve the Seller, Members, and Tarazi of their obligation hereunder with respect to the accuracy of such representation or warranty when made.

     3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SKYLYNX. The Purchaser and SkyLynx, jointly and severally, represent and warrant to the Seller and Members and Tarazi as follows:

          (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the boards of directors of the Purchaser and SkyLynx. The Purchaser and SkyLynx each have taken all necessary corporate action and has all the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of the Purchaser on its behalf, and by the officers of SkyLynx on its behalf, and assuming that this Agreement is the valid and binding obligation of the Seller and Members, is the valid and binding obligation of the Purchaser and SkyLynx, enforceable against the Purchaser and SkyLynx, respectively, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (b) Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California. SkyLynx is a corporation duly organized, validly existing and in good standing under the laws of Colorado. The Purchaser and SkyLynx each have the corporate power and authority to own and lease their properties and assets and to carry on their businesses as they are now being conducted and each is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, assets or condition (financial or otherwise) of the Purchaser or SkyLynx.

          (c) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by the Purchaser or SkyLynx, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Purchaser or SkyLynx; (ii) violate or conflict with any laws, statute, ordinance, code, regulation, decree, writ, judgment, or order of any governmental authority; or (iii) materially violate or conflict with any agreement to which the Purchaser or SkyLynx is a party or to which it is subject. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by the Purchaser or SkyLynx and consummation by the Purchaser or SkyLynx of any of the transactions contemplated hereby.

          (d) Litigation. There is no action, suit, proceeding or investigation pending against or related to the Purchaser or SkyLynx (including shareholder's suits), to the best of the Purchaser's or SkyLynx's knowledge, nor has the Purchaser or SkyLynx been threatened with any such action, suit, proceeding or investigation, which would restrict the Purchaser's or SkyLynx's ability to perform their respective obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, or condition (financial or otherwise) of the Purchaser or SkyLynx. To the best knowledge of the Purchaser or SkyLynx, there are no grounds for or facts, events or circumstances which would form the basis of any such action that would cause or result in any such action, suit, proceeding or investigation or which is probable of assertion. The case in which SkyLynx is suing its affiliate, Network System Technology, Inc., is described in detail in Schedule 3.2(d). Neither the Purchaser nor SkyLynx is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, or condition (financial or otherwise) of the Purchaser or SkyLynx.

          (e) Unlawful Payments. Neither the Purchaser, SkyLynx, nor any officer, director, employee, agent, owner or representative of the Purchaser or SkyLynx has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Purchaser or SkyLynx, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

     3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business one year after the Closing Date, provided that notice or demand with respect to any alleged breach thereof which has occurred prior to the first anniversary of the Closing Date shall be given in writing by the nonbreaching party or parties to the breaching party or parties not later than the close of business on the day following the first anniversary of the Closing Date; and further provided that, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Seller or Members or Tarazi or the Purchaser or SkyLynx relating to taxes, notice shall have been given on or before the close of business on the sixtieth
(60th) day following the later to occur of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state or local tax liability; and (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                                  ARTICLE IV

                                   COVENANTS

     4.1  COVENANTS OF THE SELLER, MEMBERS, AND TARAZI.

          (a) Notification. The Seller, Members and Tarazi shall give prompt notice to the Purchaser and SkyLynx of: (i) any notice or other communication received by the Seller prior to the Closing Date, relating to a default or an event which, with notice or lapse of time or both would become a default under this Agreement or become a material default under any other material contract, agreement or instrument to which the Seller is a party, by which it or any of the Purchased Assets are bound or to which it or any of the Purchased Assets are subject; (ii) any event which, with notice or lapse of time or both, would cause any warranty, representation, or covenant of the Seller, any of the Member, or Tarazi under this Agreement to be inaccurate, untrue, incomplete, misleading or violated in any respect; (iii) any notice or other communication from any third party alleging that the consent of such third party was, is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any material adverse change in the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller.

          (b)  Conduct of Internet Services Business; Certain Covenants.
Prior to and through the Closing Date, the Seller shall conduct and operate the Internet Services Business and will not, without prior written consent of the Purchaser and SkyLynx, which consent shall not be unreasonably withheld, take any action other than in accordance with the ordinary and usual course of business. The Seller will use commercially reasonable efforts to preserve intact the Internet Services Business, the Purchased Assets and the operation, organization and relationships with its employees, independent contractors, agents, suppliers, customers and others having business dealings with it. Prior to and through the Closing Date, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, the Seller shall not in any matter affecting the Internet Services Business:

               (i) amend the Articles of Organization or limited liability company agreement;

               (ii) issue or otherwise grant or enter into any agreement relating to the issuance or grant of any interests or rights calling for or permitting the issuance, transfer, sale or delivery of any rights to the Purchased Assets or the Internet Services Business;

               (iii) issue, transfer, sell or deliver any interest in the Seller;

               (iv) incur any indebtedness for borrowed money, except in the ordinary course of business or pursuant to existing agreements which the Seller has previously disclosed or made available to the Purchaser or SkyLynx;

               (v) other than with respect to late payment of accounts payable, permit the occurrence or continuance of any material default under any agreement to which the Seller is a party;

               (vi) make any acquisition of the capital stock or all or substantially all of the assets of any entity;

               (vii) enter into any business combination with any other entity or enter into any joint venture arrangement with any third party;

               (viii) enter into any employment or similar contract with or increase the compensation payable to any employee of the Seller, except in the ordinary course of business of the Seller and in a manner consistent with the Seller's past practices;

               (ix) other than with respect to late payment of accounts payable, alter, amend or otherwise modify any material term or provision of any contract or agreement with any of its clients, customers, subscribers, suppliers or vendors;

               (x) adopt, amend or modify in any respect or terminate any severance plan or collective bargaining agreement or make distributions under any severance plan, except in a manner consistent with the Seller's past practices or as otherwise contemplated herein;

               (xi) sell, enter into any contract to sell or grant any option to purchase, any of the Purchased Assets, other than in the ordinary course of business;

               (xii) create, assume or permit to exist any lien, pledge, security interest, encumbrance or mortgage of any kind whatsoever on any of the Purchased Assets other than:

                    (A) liens existing on the date hereof which are otherwise permitted hereby and described in a schedule hereto;

                    (B) any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by the Seller in the ordinary course of business, which mortgage, pledge, lien or other security interest is entered into contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price therefor, or the assumption by the Seller of any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by the Seller which mortgage, pledge, lien or other security interest existed at the time of such acquisition; provided that, each such mortgage, pledge, lien or other security interest shall not extend to or cover any property or asset of the Seller other than such property or asset hereafter acquired;

                    (C) any mortgage, pledge, lien or other security interest created for the sole purpose of renewing or refunding any mortgage, pledge, lien or other security interest allowed under clause (B) above; provided that, the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such renewal or refunding and that such renewed or refunded mortgage, pledge, lien or other security interest shall not extend the mortgage, pledge, lien or other security interest renewed or refunded to any additional property or asset;

                    (D) the pledge by the Seller of any of the Purchased Assets as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, license or right;

                    (E) a banker's lien or right of offset on funds of the Seller deposited with a lender or holder in the ordinary course of business in favor of any lender of funds or holder of the Seller's commercial paper in the ordinary course of business;

                    (F) liens for taxes, assessments and governmental charges or levies imposed upon the Seller or upon their income or profit, or upon any of their property or assets if the same shall not at the time be due or are being contested in good faith in appropriate proceedings; and

                    (G) liens imposed by law, such as those of carriers, warehousemen and mechanics, for sums not yet due or are being contested in good faith in appropriate proceedings.

               (xiii) except in the ordinary course of business, enter into any contract, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements;

               (xiv) except in the ordinary course of business or arising out of or relating to this Agreement, initiate any legal proceedings involving the Seller, the Internet Services Business or the Purchased Assets, including suits and administrative proceedings in the United States or any foreign country; or

               (xv) take any action that would cause any representation, warranty or covenant contained herein to be inaccurate, untrue, incomplete, misleading or violated.

          (d) Proposals; Other Offers. Through and including the earlier of April 30, 1999 or Closing, the Seller shall not offer, either directly or through an agent, or discuss or negotiate, either directly or through an agent, with any other firm or individual, the sale of the Purchased Assets, or any other transaction resulting in the transfer, conveyance, hypothecation or other disposition of the Purchased Assets other than in the ordinary course of business.

          (e) Best Efforts and Cooperation; Further Assurances. Prior to the Closing Date, with the cooperation of Purchaser and SkyLynx where appropriate, the Seller, the Members, and Tarazi shall:

               (i) promptly comply with all filing requirements which federal, state or local law may impose on the Seller with respect to the transactions contemplated by this Agreement; and

               (ii) use all diligent efforts to take all actions reasonably necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including, without limitation, any landlord or lessor of the Seller and any party to whom notification is required to be delivered or from whom any form of consent is required, but subject to Section 2.3) which is required to be filed or obtained by the Seller in connection with the transactions contemplated by this Agreement.

          (f) Access to Additional Agreements and Information. Prior to the Closing Date, the Seller shall make available to the Purchaser any and all agreements, contracts, documents and other instruments material to the Internet Services Business, including without limitation, those to which the Seller is a party and those by which the Internet Services Business or any of the Purchased Assets are bound.

          (g) Tax Accounting. Seller, the Members, and Tarazi agree to follow tax accounting treatment and allocations in respect of the sale of the Purchased Assets with the treatment and allocations described in Schedule 4.1(g).

          (h) Termination of Employees. Seller will terminate all employees effective as of the Closing, and Seller will remain responsible for all salary, benefits (including accrued vacations), and tax matters pertaining to such individuals' former employment with Seller.

               (i) Consulting Services. Tarazi and Utley (together "Consultants") agree to be available to Purchaser and SkyLynx for a period of sixty (60) days following the Closing Date for consulting purposes in connection with the Internet Services Business. Tarazi agrees to be available up to five (5) hours in any given week and up to twenty (20) hours in any given thirty (30)-day period. The first thirty (30) hours shall be free, and Tarazi shall be paid One Hundred Dollars ($100) per hour for any hour beyond that. Utley agrees to be available up to twenty (20) hours in any given thirty (30)-day period. The first thirty (30) hours shall be free, and Utley shall be paid One Hundred Dollars ($100) per hour for any hour beyond that. Utley shall also be reimbursed for mileage costs at the maximum rate allowed by the Internal Revenue Service.

     4.2  COVENANTS OF PURCHASER AND SKYLYNX.

          (a) Notice of Defaults. The Purchaser and SkyLynx shall give prompt notice to the Seller of: (i) any notice or other communication relating to a default hereunder or event which, with notice or lapse of time or both, would become a default hereunder, received by the Purchaser or SkyLynx prior to the Closing Date, or under any material contract, agreement or instrument to which the Purchaser or SkyLynx is a party, by which it or any of its properties or assets are bound or to which it or any of its properties or assets are subject which would prevent the consummation of the transactions contemplated hereby; (ii) any event which, with notice or lapse of time or both, would cause any representation or warranty of the Purchaser or SkyLynx under this Agreement to be inaccurate or misleading in any respect; (iii) any notice or other communication by any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any material adverse change in the business, assets, operations, earnings, or conditions (financial or otherwise) of the Purchaser or SkyLynx.

          (b) Third Party Consents. The Purchaser and SkyLynx each shall use commercially reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by it in connection with this Agreement or the consummation of the transactions contemplated hereby, provided, however, that the Seller has advised the Purchaser that the transferability of certain contract rights of the Seller may require third party consents which may or may not be obtainable, and which may effect the acceleration of obligations owed to third parties, and provided, further, that the Purchaser has agreed to assume such risks in accordance with Section 2.3.

          (c) Best Efforts and Cooperation; Further Assurances. Prior to the Closing Date, with the cooperation of the Seller and Members and Tarazi, where appropriate, each of the Purchaser and SkyLynx shall:

               (i) promptly comply with all filing requirements which federal, state or local law may impose on the Purchaser or SkyLynx with respect to the transactions contemplated by this Agreement; and

               (ii) use its diligent efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party which is required to be filed or obtained by the Purchaser or SkyLynx in connection with the transactions contemplated by this Agreement.

          (d) Former Employees of Seller. Purchaser contemplates hiring all current employees of Seller (except for Tarazi and Utley) identified to it by Seller, with such employees to be paid at least the same salary rates as they have been earning at Seller, as previously identified in writing by Seller to Purchaser. Former employees of Seller who are hired by Purchaser within a thirty day period following the Closing Date shall, for purposes of any bonus or benefit plans offered by Purchaser to its employees now or in the future, receive credit for time of their service as employees of Seller, unless prohibited by law, to the fullest extent permitted by its bonus and benefit plans.

     4.3 GOVERNMENTAL FILINGS AND CONSENTS. The Seller and the Purchaser or SkyLynx shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the Internet Services Business or the transactions contemplated by this Agreement and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies, it being understood that it is the primary responsibility of the Seller to obtain any required consents to the transfers of Permits.

     4.4  PURCHASER'S AND SKYLYNX'S RIGHT TO INVESTIGATE.
          (a) Obligation of the Seller and Members. The Seller and Members shall afford to the officers and authorized representatives and agents of the Purchaser and SkyLynx, during regular business hours and upon reasonable prior notice, free and full access to any office, warehouse, plant, property, inventory, accounts, books and records of the Seller such as to afford the Purchaser and SkyLynx the full opportunity to make such investigations as it shall desire or deem appropriate with respect to the affairs of the Internet Services Business of Seller, except as prohibited by law. The Seller shall each furnish the Purchaser and SkyLynx with such additional financial and operating data and other information relating to the Internet Services Business and the Purchased Assets, and the operations, earnings, or condition (financial or otherwise) of the Seller as the Purchaser or SkyLynx shall from time to time request. Nothing contained in this subsection shall be construed as imposing an obligation on the part of the Seller to compile or produce records in a form other than currently in existence. Prior to the Closing Date, or at all times hereafter in the event that the transactions contemplated hereby are not consummated or this Agreement is otherwise terminated, the Purchaser and SkyLynx shall, except as may be otherwise required by applicable law, hold confidential all information obtained pursuant to this subsection or otherwise in connection with consummation of the transactions contemplated by this Agreement with respect to the Seller.
In the event that this Agreement is terminated, the Purchaser or SkyLynx shall return to the Seller all of such information as shall be in documentary form.

          (b) Effectiveness of Representations. In the event that a party hereto becomes aware or knows prior to the Closing of the occurrence or non-occurrence of any event which would likely cause a representation or warranty made herein to be untrue or inaccurate as of the Closing, or on any covenant, condition, or agreement contained herein not to be complied with or satisfied, such party shall provide written notice promptly to the other parties.

                                   ARTICLE V

                                  CONDITIONS

     5.1 CONDITIONS TO OBLIGATIONS OF PURCHASER AND SKYLYNX. The obligation of the Purchaser and SkyLynx to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Purchaser and SkyLynx to the extent permitted by applicable law:

          (a) No Material Adverse Change. Since December 31, 1998, no material adverse change in the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller, and no event which would materially and adversely affect the Internet Services Business or the Purchased Assets, or the operations, earnings, or condition (financial or otherwise) of the Seller shall have occurred;

          (b) Opinion of Seller's and Members' Counsel. The Seller and Members shall have furnished to Purchaser and SkyLynx, at the Closing, with an opinion of counsel to the Seller and Members, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.1(b);

          (c) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Seller and Members and Tarazi set forth in this Agreement was materially true, correct and complete in all respects when made and shall also be materially true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Seller and Members and Tarazi shall have performed and complied in all respects with all agreements and covenants required by this Agreement to be performed by the Seller and Members at or prior to the Closing Date;

          (d) Delivery of Certificates. The Seller and Members shall have delivered to the Purchaser and SkyLynx certificates, dated the Closing Date, and signed by a manager of the Seller representing and affirming that (i) the representations and warranties made by the Seller and Members were and are true, correct and complete as required by Subsection 5.1(c) above, and (ii) the conditions set forth in this Section 5.1 have been satisfied. The Seller shall also have delivered a certificate signed by a manager of the Seller with respect to the authority and incumbency of the managers or officers of the Seller in executing this Agreement and any documents required to be executed in connection herewith on behalf of the Seller;

          (e) Consents and Waivers. At the Closing, any and all necessary governmental consents, authorizations, orders or approvals and any and all necessary consents to the assignment of permits and contracts, respectively, subject to Section 2.3, and the effectuation of the transactions contemplated hereby, shall have been obtained, except as the same shall have been waived by the Purchaser or SkyLynx;

          (f) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Seller or SkyLynx or Tarazi issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to the Seller or Members or Tarazi. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement;

          (g) Delivery of Documents and Other Information. Prior to the Closing Date, the Seller and Members shall have made available or delivered to the Purchaser and SkyLynx all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement;

          (h) Instruments of Transfer. The Seller shall execute and deliver to the Purchaser such bills of sale, assignments, endorsements, and other instruments and documents reasonably satisfactory in form and substance to the Purchaser and its counsel as they may reasonably deem to be necessary or appropriate to vest in the Purchaser on the Closing Date good and marketable title to the Purchased Assets free and clear of any and all adverse claims, mortgages, pledges, liens, charges, security interests or other rights, interests or encumbrances, other than those which constitute Assumed Liabilities;

          (i) Non-Compete Agreement. Philip Tarazi ("Tarazi") and his brother Nicholas F. Tarazi shall each enter into a non-competition agreement with Purchaser for a period of two (2) years from the date of Closing in substantially the same form as that attached hereto as Exhibit 5.1(i);

          (j) Contract Assignments. With respect to the Assumed Contracts, the Seller shall execute and deliver to Purchaser, and cause any appropriate third party to execute and deliver to Purchaser, as reasonably requested by Purchaser, assignments in substantially the same form as that attached hereto as Exhibit 5.1(j) or as may be reasonably required by any third party to a contract which is being assigned to Purchaser by Seller pursuant to the terms of this Agreement (except that it is agreed and understood in the cases of all of the equipment leases listed on Schedule 1.1(c), the lessors may not agree to any such assignment, and that Purchaser accepts the risk that such assignments will not be effectuated without an acceleration or buyout by the Purchaser);

          (k) Corporate Resolutions. A certified copy of the resolutions of the Members authorizing the execution, delivery, and performance of this Agreement, the sale of the Purchased Assets, and the consummation of the transactions contemplated hereby by Seller, and a certificate of the Manager of Seller, dated the Closing Date, attesting that such resolutions were duly adopted and are in full force and effect; and

          (l) Related Agreements. The Seller and the Members shall execute and deliver any other agreements reasonably necessary to consummate the transactions contemplated herein.

     All corporate actions and consents required to be undertaken and obtained by Sellers and Purchaser in connection with the consummation of the transaction contemplated hereby will have been obtained and all documents to be delivered at the time of Closing by Sellers will be reasonably satisfactory in form and substance to Purchaser.

     5.2 CONDITIONS TO OBLIGATIONS OF THE SELLER AND MEMBERS. The obligations of the Seller and Members and Tarazi to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Seller and Members and Tarazi to the extent permitted by law:

          (a) Copies of Resolutions. At the Closing, the Purchaser and SkyLynx shall have furnished the Seller and Members and Tarazi with certified copies of resolutions duly adopted by the boards of directors of the Purchaser and Members and Tarazi, authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the Purchaser and Members to comply with the terms of this Agreement;

          (b) Opinion of Purchaser's and SkyLynx's Counsel. The Purchaser and Members shall have furnished the Seller and Members, at the Closing, opinions of counsel to the Purchaser and SkyLynx, dated as of the Closing Date, substantially in the forms attached hereto as Exhibit 5.2(b);

          (c) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Purchaser and SkyLynx was true, correct and complete in all respects when made and shall also be true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Purchaser and SkyLynx shall have performed and complied with in all respects all agreements and covenants required by this Agreement to be performed by the Purchaser and SkyLynx at or prior to the Closing Date;

          (d) Delivery of Officers' Certificates. The Purchaser and SkyLynx each shall have delivered to the Seller and Members certificates, dated the Closing Date and signed by an executive officer of the Purchaser, affirming that: (i) the representations and warranties of the Purchaser and SkyLynx as set forth in Section 3.2 of this Agreement were and are true, correct and complete as required by Subsection 5.2(c) above; and (ii) the conditions set forth in this Section have been satisfied. The Purchaser and Members shall also have delivered a certificate signed by the Secretaries of the Purchaser and SkyLynx with respect to the authority and incumbency of the officers of the Purchaser and SkyLynx executing this Agreement and any documents required to be executed or delivered in connection therewith;

          (e) Consents and Waivers. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals described in Subsection 3.2(c) shall have been obtained, except as the same shall have been waived by the Seller;

          (f) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Purchaser and SkyLynx issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated herein or making the consummation thereof unduly burdensome to the Purchaser and SkyLynx. On the Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement;

          (g) Delivery of Documents and Other Information. Prior to the Closing Date, the Purchaser and SkyLynx shall have made available or delivered to the Seller and Members and Tarazi all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement;

          (h) Certain Checks with respect to Assumed Payables. The Purchaser shall deliver at Closing to be mailed from Closing, checks of the Purchaser or SkyLynx in the aggregate amount of up to Seventy-Five Thousand Dollars ($75,000) to pay the payables assumed pursuant to Section 1.3;

          (i) Certain Checks representing Purchase Price. The Purchaser shall deliver at Closing to be mailed from Closing other checks of the Purchaser or SkyLynx in the amount of Eighty-Eight Thousand Eight Hundred Fifty Dollars and Ninety-Three Cents ($88,850.93) to pay certain vendors of the Seller in accordance with Section 1.4(d); and

          (j) Related Agreements. The Purchaser shall execute and deliver any other agreements reasonably necessary to consummate the transactions contemplated herein.

     All corporate actions and consents required to be undertaken and obtained by Sellers and Purchaser in connection with the consummation of the transaction contemplated hereby will have been obtained and all documents to be delivered at the time of Closing by Purchaser will be reasonably satisfactory in form and substance to Seller and Members.

                                  ARTICLE VI

                          INDEMNIFICATION AND CLAIMS

     6.1  INDEMNIFICATION BY THE SELLER AND MEMBERS.

          (a) Subject to Section 3.3 hereof and Section 6.1(b), the Seller and Members, jointly and severally, hereby agrees to indemnify and hold harmless the Purchaser and SkyLynx (collectively the "Indemnified Party") against and in respect of all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Purchaser and SkyLynx (all amounts for which the Seller and Members shall be liable shall hereinafter be referred to as the "Damages") arising out of: (i) any misrepresentation or breach of any warranty made by the Seller, Members, or Tarazi pursuant to the provisions of this Agreement or in any certificate or other document furnished by the Seller and Members and Tarazi pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Seller, Members, or Tarazi contained in this Agreement which has not been waived by the Purchaser and SkyLynx, and (iii) any Excluded Liability.

          (b) Subject to Section 3.3 hereof, the Seller and Members, jointly and severally, shall be obligated to indemnify the Indemnified Party pursuant to this Section 6.1 only with respect to claims for Damages as to which the Indemnified Party shall have given written notice to the Seller and Members on or before the close of business on the day following the first (1st) anniversary of the Closing Date. Notwithstanding the foregoing, the Seller and Members shall be obligated to indemnify the Indemnified Party with respect to claims for Damages arising out of any misrepresentation or breach of warranty respectively made by the Seller relating to taxes as to which the Indemnified Party shall have given notice on or before the close of business on the day following the later of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

          (c) Notwithstanding the indemnification provided pursuant to Subsection 6.1(a) above, no amount shall be payable by the Seller or Members in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Seller or Members would be liable, but for operation and application of the provisions of this Section, exceeds Five Thousand Dollars ($5,000) for any single incident or, on a cumulative basis, Ten Thousand Dollars ($10,000), and then only to the extent of such excess.

          (d) In any case where the Seller or any Member has indemnified the Indemnified Party for any Damages and the Indemnified Party recovers from third parties all or any part of the amount so indemnified by the Seller and Members, the Indemnified Party shall promptly pay over to the Seller and Members, as the case may be, the amount so recovered, less its associated expenses.

          (e) Tarazi hereby agrees to perform obligations of RhinoTrax in connection with this Article VI, in the event that:

               (i) a petition or action for relief shall be filed by or against RhinoTrax under any other law relating to bankruptcy, insolvency, reorganization, moratorium, creditor composition, arrangement or other relief for debtors;

               (ii) a receiver, trustee, custodian or liquidator shall be appointed of or for any part of the assets or property of RhinoTrax;

               (iii) RhinoTrax shall make a general assignment for the benefit of creditors; or

               (iv) RhinoTrax shall cease to make payments in respect of amounts that it owes to its creditors generally.

          (f) In connection with any claim by Purchaser against funds deposited in the Holdback Account or the Goodnet Retention Account, the Purchaser agrees to notify Seller in writing of its intent to transfer to itself any such funds, and the basis for such intent. Seller shall then have a period of two (2) weeks to respond in writing as to the matter, including whether it disagrees in whole or in part with the Purchaser's analysis, and, if so, the basis for such disagreement. Should the Purchaser and the Seller not reach agreement on the proposed action within one (1) additional week following the date that Seller's reply was due, the matter shall be referred to the CEO of the Purchaser and to Tarazi. Should they not reach agreement within two (2) weeks of such referral, the Purchaser may take the contemplated action, while the Seller shall retain its right to challenge such action.

     6.2 CLAIMS AGAINST THE INDEMNIFIED PARTY. With respect to claims or demands by third parties, whenever the Indemnified Party shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 6.1 hereof, the Indemnified Party shall, as soon as reasonably possible, and in any event within thirty (30) days of receipt of such notice, notify the Seller and Members of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Seller and Members shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Seller and Members approved by the Purchaser and SkyLynx, which approval shall not be unreasonably withheld. In the event that the Seller should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Indemnified Party shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Seller and Members.

     6.3  RIGHT OF OFFSET.
          [INTENTIONALLY OMITTED].

     6.4  INDEMNIFICATION BY PURCHASER AND SKYLYNX.

          (a) Subject to Section 3.3 hereof, the Purchaser and SkyLynx hereby agree to indemnify and hold harmless the Seller, Members and Tarazi from and against and in respect of all damages, claims, losses and expenses (including without limitation, attorneys' fees and disbursements) reasonably incurred by the Seller, Members or Tarazi with respect thereto (all such amounts may hereinafter be referred to as "Seller Damages") arising out of: (i) any misrepresentation or breach of any warranty made by the Purchaser or SkyLynx pursuant to the provisions of this Agreement or in any certificate or other document furnished by the Purchaser or SkyLynx pursuant to this Agreement;
(ii) the nonperformance or breach of any covenant, agreement or obligation of the Purchaser or SkyLynx which has not been waived by the Seller or Members; and (iii) any Assumed Liability.

          (b) Subject to Section 3.3 hereof, the Purchaser and SkyLynx shall be only be obligated to indemnify the Seller, Members and Tarazi with respect to claims for Seller Damages arising out of Section 6.4(a)(i) as to which the Seller, Members or Tarazi shall have given written notice to the Purchaser and SkyLynx on or before the close of business on the day following the first anniversary of the Closing Date. Such limitation shall not apply to Section 6.4(a)(ii) or (iii).

          (c)  Notwithstanding the indemnification provided pursuant to
Section 6.4(a) above, no amount shall be payable by the Purchaser or SkyLynx in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of Seller Damages in respect of which the Purchaser or SkyLynx would be liable, but for operation and application of the provisions of this Subsection, exceeds Five Thousand Dollars ($5,000) for any single incident or, on a cumulative basis, Ten Thousand Dollars ($10,000), and then only to the extent of such excess; provided, however, this clause 6.4(c) shall not limit or reduce the obligations hereunder with respect to Section 6.4(a)(ii) or (iii).

          (d) In any case where the Purchaser or SkyLynx has indemnified the Seller, Members or Tarazi for any Seller Damages and the Seller, Members or Tarazi recovers from third parties all or any part of the amount so indemnified by the Purchaser or SkyLynx, the Seller, Members or Tarazi, as applicable, shall promptly reimburse to the Purchaser the amount paid by the Purchaser or SkyLynx to the Seller, Members or Tarazi up to the amount so recovered, less its associated expenses.

     6.5 CLAIMS AGAINST THE SELLER AND MEMBERS. With respect to claims or demands by third parties, whenever the Seller, Members or Tarazi shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section 6.4 hereof, the Seller, Members or Tarazi, as applicable, shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Purchaser and SkyLynx of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Purchaser and SkyLynx shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Purchaser and SkyLynx and approved by the Seller and Members , which approval shall not be unreasonably withheld. In the event that the Purchaser or SkyLynx should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty
(60) days after receiving notice that it has been asserted or threatened, the Seller, Members and Tarazi shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Purchaser or SkyLynx.

     6.6 DISCLOSURE GENERALLY. If and to the extent any information required to be furnished in any schedule is contained in this Agreement or in any schedule attached hereto, such information shall be deemed to be included in all schedules in which the information is required to be included to the extent that it is cross-referenced. The inclusion of any information in any schedule attached hereto shall not be deemed to be an admission or acknowledgment by the Seller, Members or Tarazi, in and of itself, that such information is material to or outside the ordinary course of the business of the Seller.

     6.7 ASSUMPTION OF SPECIFIC LIABILITIES. Purchaser agrees to perform all of the Sellers' contractual obligations related to the Purchased Assets and the Internet Services Business to the extent, and only to the extent, such obligations have been expressly assumed by Purchaser hereunder and that they first mature and are required to be performed by Purchaser after the close of business on the Closing Date. Nothing herein shall affect the obligations of the Purchaser set forth in Section 2.3.

                                  ARTICLE VII

             TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

     7.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

     7.2 TERMINATION FOR FAILURE TO CLOSE. Unless extended by mutual written consent of the parties hereto, this Agreement may be terminated by any party hereto if the Closing shall not have occurred by April 30, 1999, provided that, the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by the foregoing date.

     7.3 TERMINATION BY OPERATION OF LAW. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated hereby illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

     7.4 TERMINATION FOR FAILURE TO PERFORM COVENANTS OR CONDITIONS. This Agreement may be terminated prior to the Closing Date:

          (a) by the Purchaser or SkyLynx if: (i) any of the representations and warranties made in this Agreement by the Seller or Members or Tarazi shall not be materially true and correct when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 5.1 hereof have not been fulfilled by the Closing Date; (iii) the Seller or Members or Tarazi shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein; or

          (b) by the Seller if: (i) any of the representations and warranties of the Purchaser or SkyLynx shall not be materially true and correct when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 5.2 hereof have not been fulfilled by the Closing Date; (iii) the Purchaser or SkyLynx shall have failed to observe or perform any of their material respective obligations under this Agreement; or
(iv) as otherwise set forth herein.

     7.5 EFFECT OF TERMINATION OR DEFAULT; REMEDIES. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined in Section 7.6 below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

     7.6 REMEDIES; SPECIFIC PERFORMANCE. In the event that any party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1 FEES AND EXPENSES. Except as otherwise provided in Section 2.2 or elsewhere in this Agreement, each party hereto will bear its own legal, accounting, and other fees and expenses incident to the transactions contemplated herein.

     8.2 MODIFICATION, AMENDMENTS AND WAIVER. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

     8.3 ASSIGNMENT. Neither the Seller, Members, Tarazi, the Purchaser or SkyLynx shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Purchaser or SkyLynx may assign all or any portion of its respective rights hereunder as security, without the prior written consent of the Seller or Members or Tarazi, or to any lender, bank, financial institution or other entity providing financing to the Purchaser or SkyLynx in connection with consummation of the transactions contemplated hereby and the Seller shall execute such documents as are necessary in order to effectuate such assignments.

     8.4 BURDEN AND BENEFIT. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns. In the event of a default by the Seller of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Purchaser shall be against the Seller and Members and Tarazi and any of the Assets; under no circumstances shall any, officer, director, stockholder or affiliate of the Seller be liable in law or equity for any obligations of the Seller or Members. In the event of a default by the Purchaser or SkyLynx of any of their obligations hereunder, the sole and exclusive recourse and remedy of the Seller or Members or Tarazi or shall be against the Purchaser or SkyLynx and their respective assets; under no circumstances shall any officer, director, stockholder or affiliate of the Purchaser be liable in law or equity for any obligations of the Purchaser or SkyLynx hereunder.

     8.5 BROKERS. The Seller and Members and Tarazi represent and warrant to the Purchaser and SkyLynx that, other than the fee payable to David Simpson for which the Seller is solely responsible, no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Seller and Members and Tarazi or any other person in connection with this Agreement or any of the transactions contemplated hereby. The Purchaser and SkyLynx represent and warrant to the Seller and Members that, broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Purchaser or SkyLynx in connection with this Agreement or any of the transactions contemplated hereby.

     8.6 ENTIRE AGREEMENT. This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

     8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard, however, to such jurisdiction's principles of conflicts of laws.

     8.8 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, with a copy simultaneously sent via facsimile, addressed as follows:

          If to the Seller:   c/o RhinoTrax, Inc.
                              395 E. Shaw Ave.
                              Fresno, California 93710
                              Attn: Philip Tarazi
                              Facsimile:  (559) 490-4455

          with a copy to (which copy shall not constitute notice):

                              Young, Vogl, Harlick, Wilson & Simpson LLP
                              425 California Street
                              San Francisco, California
                              Facsimile:  (415) 291-1984

          If to other members, at the applicable address set forth on Schedule
8.8

          If to Purchaser:    SkyLynx Communications of California, Inc.
                              600 South Cherry Street, Suite 305
                              Denver, CO  80246
                              Attn: President
                              Facsimile:  (303) 316-0404

          with a copy to:     Robert L. Nelson, Jr., Esq.
                              McDermott, Will & Emery
                              2700 Sand Hill Road
                              Menlo Park, CA  94025
                              Facsimile:  (650) 233-5599

          If to SkyLynx:      SkyLynx Communications, Inc.
                              600 South Cherry Street, Suite 305
                              Denver, CO  80246
                              Attn: President
                              Facsimile:  (303) 316-0404

          With a copy to:     Robert L. Nelson, Jr., Esq.
                              McDermott, Will & Emery
                              2700 Sand Hill Road
                              Menlo Park, CA  94025
                              Facsimile:  (650) 233-5599

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

     8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

     8.10 RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

     8.11 SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     8.12 HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

     8.13 SURVIVAL. The provisions of Articles VI and VII and Sections 8.1 and 8.8, shall survive termination of this Agreement for such amount of time necessary to effect the operative provisions contained therein.

     8.14 GUARANTEE. SkyLynx unconditionally assumes, confirms and guarantees all of the obligations of Purchaser hereunder, subject to all of the defenses of Purchaser in connection herewith.

     8.15 ANNOUNCEMENTS. It is understood that the common shares of SkyLynx are publicly traded. Therefore, SkyLynx will be required to make timely and appropriate public announcements of this transaction, and the form and substance of any such announcement shall, before dissemination, be subject to the reasonable approval of each party (subject to the ability of SkyLynx to satisfy its legal disclosure obligations). No other announcements except as may be required in the opinion of legal counsel to comply with applicable disclosure laws shall be made of the transaction by any party without the express written approval of the other party; provided, however, that if Seller shall withhold its consent to an announcement which in the opinion of legal counsel to SkyLynx is required to comply with applicable securities laws, SkyLynx may make such announcement without the consent of Seller. Seller acknowledges that it may obtain non-public information concerning SkyLynx. Seller and its control persons agree not to disclose such information or act upon same, including, without limitation, effect transactions in the securities of SkyLynx, in violation of the applicable securities laws and regulations.

     8.16 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Articles II and V. Seller, the Members, and Tarazi shall cause Seller to comply with all of the covenants of Seller under this Agreement. The Seller, the Members, and Tarazi covenant and agree to deliver to Purchaser at the Closing the certificates, opinions and other documents required to be delivered to Purchaser pursuant to Article V, and Purchaser and SkyLynx covenant and agree to deliver to the Seller the certificates and other documents required to be delivered to the Seller pursuant to Article V.

                                  ARTICLE IX

                                 DEFINED TERMS

     9.1 DEFINED TERMS. The following terms shall have the meanings ascribed to them in the following sections hereof, unless the context indicates otherwise:

"Accounts Receivable"              Section 1.1(d)

"Additional Deposit"               Section 1.6

"Affiliated Group"                 Section 3.1(o)

"Agreement"                        Preamble

"Articles of Organization"         Section 3.1(j)(i)

"Assumed Contracts"                Section 1.1(e)

"Assumed Liabilities"              Section 1.3(c)

"Balance Sheets"                   Section 3.1(c)

"Benefit Plans"                    Section 3.1(r)

"Business Names"                   Section 1.1(j)

"Closing"                          Section 2.1

"Closing Date"                     Section 2.1

"Code"                             Section 3.1(r)

"Consultants"                      Section 4.1(i)

"Customer Accounts"                Section 1.1(d)

"Current Balance Sheet"            Section 1.1(q)

"Damages"                          Section 6.1(a)

"Defaulting Party"                 Section 7.6

"Employee Benefit Plans"           Section 3.1(r)

"Employees"                        Section 3.1(r)

"Equipment"                        Section 1.1(a)

"ERISA"                            Section 3.1(r)

"Excluded Assets"                  Section 1.2

"Excluded Liabilities"             Section 1.3

"Financial Statements"             Section 3.1(c)

"Goodnet Retention Amount"         Section 1.4(e)

"Holdback Amount"                  Section 1.4(f)

"Holdback Account"                 Section 1.4(f)

"Holdback Termination Date"        Section 1.5

"Initial Deposit"                  Section 1.4(a)

"Indemnified Party"                Section 6.1(a)

"Internet Services Business"       Preamble

"LLC"                              Section 3.1(a)

"LOI"                              Section 1.4(a)

"Members"                          Preamble

"Non-Defaulting Party"             Section 7.6

"Parts Inventory"                  Section 1.1(f)

"Permits"                          Section 3.1(s)

"PBGC"                             Section 3.1(r)

"Pre-Closing Tax Period"           Section 3.1(o)

 "Purchase Price"                  Section 1.4

"Purchased Assets"                 Preamble.  See also Section 1.1

"Purchaser"                        Preamble

"Real Property"                    Section 1.1(b)

"Related Documents"                Section 1.1(d)

"Release Date"                     Section 1.5

"Retirement Plan"                  Section 3.1(r)

"RhinoTrax"                        Preamble

"RhinoTrax Leases"                 Section 1.1(p)

"Seller"                           Preamble

"Seller Damages"                   Section 6.4(a)

"SkyLynx                           Preamble

"tax"                              Section 3.1(o)

"taxes"                            Section 3.1(o)

"Tarazi"                           Preamble and Section 5.1(i)

"Tax Returns"                      Section 3.1(o)

"Utley"                            Preamble

     IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have caused this Agreement to be executed and delivered on the date and year first above written.


ATTEST:                            SKYLYNX COMMUNICATIONS, INC.


                                   By:
--------------------------------        --------------------------------
James Maurer, Chief Financial Officer   Jeffery A. Mathias, President



ATTEST:                            SKYLYNX COMMUNICATIONS
                                   OF CALIFORNIA, INC.


                                   By:
--------------------------------        --------------------------------
James Maurer, Chief Financial Officer   Jeffery A. Mathias, President


                                   NET ASSET, L.L.C.


                                   By:
                                        --------------------------------
                                        Philip Tarazi, Manager

                                   RHINOTRAX, INC.


                                   By:
                                        --------------------------------
                                        Philip Tarazi, President



                                   --------------------------------------
                                   James H. Utley



                                   --------------------------------------
                                   James O. Burke



                                   --------------------------------------
                                   William L. Schaefer



                                   --------------------------------------
                                   Daniel W. Frey



                                   --------------------------------------
                                   Philip Tarazi

                                EXHIBIT 5.1(i)


                           NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of April 23, 1999 by and between SkyLynx Communications of California, Inc., a Delaware corporation ("Purchaser"), SkyLynx Communications, Inc., a Colorado corporation ("SkyLynx"), RhinoTrax, Inc. ("RhinoTrax"), and Philip Tarazi ("Tarazi"). In consideration of that certain Asset Purchase Agreement by and among Net Asset, LLC, a California limited liability company, SkyLynx, Purchaser, and certain other parties, of even date herewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. NON-COMPETITION. During the period commencing on the Closing Date and for two (2) years thereafter (the "Non-Compete Period"):

               (a) RhinoTrax and Tarazi shall not, without the prior written consent of the Purchaser, directly or indirectly as an employee, officer or director or as an investor (except for investments of less than 5% of the securities of a corporation subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended), compete with the Purchaser in the California counties of Fresno, Tulare, Kern, Kings, or Merced (the "Territory") in any of the businesses set forth below:

               (i) Internet Access. Providing Internet access to customers, except as a commissioned agent pursuant to an agreement with Purchaser.

               (ii) Web Development. The business of developing, hosting, co-locating individual or corporate imaging and information websites, or improving the look and feel of such websites; provided, however, nothing herein shall prohibit the undersigned from developing, providing, installing and supporting specialized applications which improve, enhance, add functionality to, or work with web sites.

          (b) The undersigned will not induce any employee or independent contractor of SkyLynx or Purchaser to leave the employment or service by SkyLynx or Purchaser or hire any such employee or independent contractor (unless the board of directors of SkyLynx shall have authorized such employment and SkyLynx shall have consented thereto in writing).

          (c) Notwithstanding any other provision in this Agreement to the contrary, Tarazi may continue to own, operate and control RhinoTrax, Inc., dba OneWorldConnect and its affiliates in the manner and in the businesses it currently operates (namely, as a wireless communications store, selling pagers, PCS telephones, other wireless communications devices, and associated services, pre-paid calling cards, and non-internet Pacific Bell services; however, RhinoTrax intends to sell or transfer its rights to serve the dial-up customers that it currently has), and to create and operate an on-line storefront for such business, for the purpose of marketing goods such as pagers and PCS telephones on the internet.

     2. REASONABLENESS OF TERMS. The parties hereto specifically agree that the terms of this Agreement are reasonable, fair, and appropriate, and have been fully negotiated by the parties on an equal basis as to term and scope.

     3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard, however, to such jurisdiction's principles of conflicts of laws.

     4. RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

     5. SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     6. HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

     IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Agreement as of the date first set forth herein.

                                   SKYLYNX COMMUNICATIONS, INC.


                                   By:
                                        --------------------------------
                                        Jeffrey Mathias, President

                                   SKYLYNX COMMUNICATIONS OF
                                   CALIFORNIA, INC.


                                   By:
                                        --------------------------------
                                        Jeffrey Mathias, President


                                   RHINOTRAX, INC.



                                   By:
                                        --------------------------------
                                        Philip Tarazi, President



                                   -------------------------------------
                                   Philip Tarazi

                           NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of April 23, 1999 by and between SkyLynx Communications of California, Inc., a Delaware corporation ("Purchaser"), SkyLynx Communications, Inc., a Colorado corporation ("SkyLynx"), RhinoTrax, Inc. ("RhinoTrax"), and Nicholas F. Tarazi ("Tarazi"). In consideration of that certain Asset Purchase Agreement by and among Net Asset, LLC, a California limited liability company, SkyLynx, Purchaser, and certain other parties, of even date herewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. NON-COMPETITION. During the period commencing on the Closing Date and for two (2) years thereafter (the "Non-Compete Period"):

          (a) RhinoTrax and Tarazi shall not, without the prior written consent of the Purchaser, directly or indirectly as an employee, officer or director or as an investor (except for investments of less than 5% of the securities of a corporation subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended), compete with the Purchaser in the California counties of Fresno, Tulare, Kern, Kings, or Merced (the "Territory") in any of the businesses set forth below:

               (i) Internet Access. Providing Internet access to customers, except as a commissioned agent pursuant to an agreement with Purchaser.

               ii) Web Development. The business of developing, hosting, co-locating individual or corporate imaging and information websites, or improving the look and feel of such websites; provided, however, nothing herein shall prohibit the undersigned from developing, providing, installing and supporting specialized applications which improve, enhance, add functionality to, or work with web sites.

          (b) The undersigned will not induce any employee or independent contractor of SkyLynx or Purchaser to leave the employment or service by SkyLynx or Purchaser or hire any such employee or independent contractor (unless the board of directors of SkyLynx shall have authorized such employment and SkyLynx shall have consented thereto in writing).

          (c) Notwithstanding any other provision in this Agreement to the contrary, Tarazi may continue to own, operate and control RhinoTrax, Inc., dba OneWorldConnect and its affiliates in the manner and in the businesses it currently operates (namely, as a wireless communications store, selling pagers, PCS telephones, other wireless communications devices, and associated services, pre-paid calling cards, and non-internet Pacific Bell services; however, RhinoTrax intends to sell or transfer its rights to serve the dial-up customers that it currently has), and to create and operate an on-line storefront for such business, for the purpose of marketing goods such as pagers and PCS telephones on the internet.

     2. REASONABLENESS OF TERMS. The parties hereto specifically agree that the terms of this Agreement are reasonable, fair, and appropriate, and have been fully negotiated by the parties on an equal basis as to term and scope.

     3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard, however, to such jurisdiction's principles of conflicts of laws.

     4. RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

     5. SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     6. HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

     IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Agreement as of the date first set forth herein.

                                   SKYLYNX COMMUNICATIONS, INC.


                                   By:
                                        --------------------------------
                                        Jeffrey Mathias, President

                                   SKYLYNX COMMUNICATIONS OF
                                   CALIFORNIA, INC.


                                   By:
                                        --------------------------------
                                        Jeffrey Mathias, President


                                   RHINOTRAX, INC.


                                   By:
                                        --------------------------------
                                        Nicholas F. Tarazi, Director



                                   -------------------------------------
                                   Nicholas F. Tarazi

                                Schedule 4.1(g)
                         Allocation of Purchase Price



Accounts Receivable           $   70,000

Fixed Assets                     830,000

Non-Compete                       25,000

Goodwill                         250,000
                              ----------
     TOTAL                    $1,175,000